UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2007

Consolidated Minerals Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Montana	2-89616	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 4, 2007, the Company entered into an Advisory Agreement with Aurora Financial Services, LLC (“Aurora”). Under the agreement, CMMI agreed to issue Aurora a warrant allowing Aurora to subscribe to 4,000,000 shares of CMMI common stock at $0.05 per share. This warrant is exercisable upon Aurora’s obtaining debt or equity financing of $5,000,000 for the Company.

The agreement also calls for 1,000,000 shares to be paid to Aurora upon execution of the agreement. However, because CMMI does not have sufficient authorized capital to issue these shares, the Company’s Chief Executive Officer, Timothy Byrd, and Chairman, Sonny Wooley, have agreed to transfer 1,000,000 of their shares of CMMI stock to Aurora in exchange for a total of 1,500,000 shares of restricted stock to be granted to them once CMMI has sufficient authorized stock to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Minerals Management, Inc. (Registrant)

By:	/s/
Timothy G. Byrd, Sr.
Chief Executive Officer

Dated:

October 4, 2007